                       RADIUS GLOBAL INFRASTRUCTURE, INC.
             POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

        The undersigned, being subject to the reporting obligations of Section
16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to ownership of securities of Radius Global Infrastructure, Inc. (the
"Corporation"), hereby constitutes and appoints, individually, each of Scott G.
Bruce, Jay L. Birnbaum, Glenn J. Breisinger and Andrew Rosenstein, and any other person holding an executive officer title or the title of General Counsel or
Secretary of the Corporation, as the undersigned's true and lawful attorneys-in-
fact and agents, with the power and in the undersigned's name, place and stead, to:

        (i) prepare, execute and file, with the United States Securities and
Exchange Commission ("SEC"), any United States stock exchange or any other authority, for and on behalf of the undersigned, in connection with transactions in the Corporation's securities, any and all forms, reports or documents
(including exhibits and amendments thereto), required to be made pursuant to
Section 16(a) of the Act or the related rules of the SEC;

        (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable for the preparation and timely filing of any such forms, reports or documents with the SEC, any United States stock exchange, and any other authority (including without limitation requesting
EDGAR access codes from the SEC); and

        (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney ("POA") shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this POA and the rights and powers herein granted.

        This POA shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16 of the Act with respect to the undersigned's holdings of the Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. A copy of this POA shall be filed with the SEC and with any applicable United States stock exchange or similar authority. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

        IN WITNESS WHEREOF, the undersigned has caused this POA to be executed as of this 25th day of September.

          /s/ Jay L. Birnbaum                     Jay L. Birnbaum
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              Signature                                Name